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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF BIOSEPRA INC.


Name of Subsidiary                      Jurisdiction of Organization
------------------                      ----------------------------

BioSepra S.A.                                   France
BioSepra BioMedical Inc.                        Delaware